Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Stock Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of AcelRx Pharmaceuticals, Inc. of our report dated March 30, 2011, with respect to the financial statements of AcelRx Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Palo Alto, California

March 30, 2011